                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

WHOLLY OWNED SUBSIDIARIES OF SNTL CORPORATION  ("SNTL"), A DELAWARE CORPORATION

         SNTL Holdings Corporation ("Holdings"), a Delaware corporation Superior National Capital Holding Corporation ("SNCHC"), a Nevada corporation
         Superior National Capital Trust I, a Delaware Statutory trust

SPERIOR NATIONAL CAPITAL, L.P., A BERMUDA LIMITED PARTNERSHIP

         SNTL and SNCHC are the two general partners

WHOLLY OWNED SUBSIDIARIES OF Holdings

         Pacific Insurance Brokerage, Inc., a California corporation
         InFoNet Management Systems, Inc. a California corporation
         SN Insurance Services, Inc., a California corporation
         SN Insurance Administrators, Inc., a California corporation
         Superior (Bermuda) Ltd., a Bermuda corporation
         Superior Pacific Casualty Company ("SPCC"), a California corporation Superior National Insurance Company ("SNIC"), a California corporation California Compensation Insurance Company, a California corporation Combined Benefits Insurance Company, a California corporation Commercial Compensation Casualty Company, a California corporation

WHOLLY OWNED SUBSIDIARY OF SPCC

         Regional Benefits Insurance Services, Inc., a California corporation

WHOLLY OWNED SUBSIDIARY OF SNIC

         Western Select Service Corp., a California corporation